As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

Registration Statement

Under

The Securities Act of 1933

Indaptus Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	86-3158720
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Indaptus Therapeutics, Inc. 2021 Stock Incentive Plan

(Full title of the plan)

Jeffrey A. Meckler

Chief Executive Officer

Indaptus Therapeutics, Inc.

3 Columbus Circle

15th Floor

New York, New York 10019

(646) 427-2727

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,500,000 shares of the Registrant’s common stock that are or may become available for issuance under the Indaptus Therapeutics, Inc. 2021 Equity Incentive Plan (the “Incentive Plan”), as amended and restated effective June 6, 2024. Registration Statements of the Registrant on Form S-8 relating to the Incentive Plan are effective.

INCORPORATION BY REFERENCE OF

CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-259127 and 333-270828), including any amendments thereto, filed with the Securities and Exchange Commission (the “SEC”), relating to the Incentive Plan, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Indaptus Therapeutics, Inc., dated as of July 23, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 23, 2021)

4.2	Amended and Restated Bylaws of Indaptus Therapeutics, Inc., dated as of January 22, 2024 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024)

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Indaptus Therapeutics, Inc. dated August 3, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Indaptus Therapeutics, Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024)

107.1*	Filing fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on August 12, 2024.

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Jeffrey A. Meckler
Name:	Jeffrey A. Meckler
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jeffrey A. Meckler and Nir Sassi, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey A. Meckler	Chief Executive Officer and Director	August 12, 2024
Jeffrey A. Meckler	(principal executive officer)

/s/ Nir Sassi	Chief Financial Officer	August 12, 2024
Nir Sassi	(principal financial and accounting officer)

/s/ Michael J. Newman	Chief Scientific Officer and Director	August 12, 2024
Michael J. Newman, Ph.D.

/s/ Roger J. Pomerantz, M.D.	Chairman of the Board of Directors	August 12, 2024
Roger J. Pomerantz, M.D.

/s/ Mark J. Gilbert	Director	August 12, 2024
Mark J. Gilbert

/s/ William B. Hayes	Director	August 12, 2024
William B. Hayes

/s/ Hila Karah	Director	August 12, 2024
Hila Karah

/s/ Anthony J. Maddaluna	Director	August 12, 2024
Anthony J. Maddaluna

/s/ Robert E. Martell, M.D., Ph.D.	Director	August 12, 2024
Robert E. Martell, M.D., Ph.D.